Exhibit 4.25
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                 CONSENT AND FOURTH AMENDMENT TO LOAN AGREEMENT


     THIS CONSENT AND FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of August 31, 2001 among Starcraft Automotive Group, Inc. ("SAG"), an Indiana corporation, National Mobility Corporation ("NMC"), an Indiana corporation, Starcraft Corporation ("SC"), an Indiana corporation, and Imperial Automotive Group, Inc. ("IAG"), an Indiana corporation, (SAG, NMC, SC and IAG are each individually a "Company", and collectively "Companies"), and Foothill Capital Corporation, a California corporation ("Lender").

     WHEREAS, Companies and Lender are parties to a Loan and Security Agreement dated as of November 20, 1998 (as amended from time to time, the "Loan Agreement"); and

     WHEREAS, Companies have requested that Lender consent to (i) the sale of substantially all of the assets and the liabilities of each of SAG and NMC (the "Sale") pursuant to that certain Asset Purchase and Sale Agreement (the "Purchase Agreement") among SAG, NMC and Forest River, Inc. ("Buyer") dated August __, 2001, and Lender has agreed to do so subject to the terms and conditions contained herein and (ii) the making of a payment to Bank One, Indiana, National Association of a payment from the proceeds of the Sale of $1,500,000 (the "Bank One Payment");

     WHEREAS, Companies have requested that Lender amend the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

     2. Consent. Subject to the conditions to effectiveness set forth in Section 6 below, Lender hereby consents to (i) the consummation of the Sale pursuant to the terms of the Purchase Agreement and (ii) the making of the Bank One Payment; provided, that the aggregate cash purchase price to be paid at the closing of the Sale shall be at least $8,300,000 and that an amount not less than $5,700,000 shall be delivered directly to Lender by wire transfer of immediately available funds, to be applied as set forth in Section 6 below. This consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable, hereunder, except as to the matters to which Lender herein expressly consents. Except as set forth herein, Lender reserves any and all rights and remedies which it has had, has or may have under the Loan Agreement.

     3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Loan Agreement is hereby amended as follows:

          (a) The definition of the term "Maximum Revolving Amount" contained in
     Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               "Maximum Revolving Amount" means $2,000,000 less the outstanding principal amount of the Term Loan.

          (b) The definition of the term "Renewal Date" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

          (c) Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers in an amount outstanding not to exceed at any one time the lesser of
               (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                    (w) the lesser of (i) 82% of Eligible Accounts of Borrowers, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrowers' Collections with respect to Accounts of Borrowers for the immediately preceding 60 day period, plus

                    (x) the lower of (i) $300,000, and (ii) 35% of the value of the Eligible Inventory of Borrowers, plus

                    (y) the aggregate undrawn face amount of the Collateral Letters of Credit not to exceed $1,500,000, minus

                    (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b);

               provided, that the aggregate Advances outstanding predicated on the availability described in clause (x) above shall not exceed 160% of the amount of availability created under clause (w) above at any time.

          (d) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

               3.4 Term.

                    This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Foothill and shall continue in full force and effect for a term ending on December 31, 2001. Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          (e) Section 3.6 of the Loan Agreement is hereby deleted in its entirety.

     4. Additional Obligation to Repay Obligations. Notwithstanding anything to the contrary contained in the Loan Agreement, Borrowers agree that any and all amounts payable to Borrowers pursuant to the terms of the Escrow Agreement dated August 21, 2001 among Forest River, Inc., SAG, NMC and National City Bank of Indiana (Escrow Agreement") shall be paid directly to Foothill for application to the Obligations. In further of the foregoing, Borrowers agree to direct the Escrow Agent under the Escrow Agreement in writing to make all such payments directly to Foothill.

     5. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute a consent and amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

     6. Condition to Effectiveness. Subject to Section 7 below, the consent and amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date of this Amendment and upon the satisfaction of the following conditions precedent in form and substance satisfactory to Lender:

          (a) Amendment. Execution by the Companies and Lender of this Amendment and delivery thereof to Lender;

          (b) Sale Documents: The Companies shall have delivered to Lender an executed copy of the Purchase Agreement and executed copies of all other agreements, documents and instruments executed in connection with the Sale;

          (c) Bank One Payoff Letter. Receipt by the Lender of a payoff letter executed by Bank One, Indiana, National Association in favor of Lender and the Companies, in form and substance satisfactory to Lender;

          (d) Commitment Reduction Fee. The Companies shall have paid to Lender the first installment of the commitment reduction fee equal to $50,000, as set forth in Section 6 hereof;

          (e)  Other  Documents.   The  Companies  shall  have  executed  and/or
     delivered such other agreements, documents and instruments as Lender may otherwise require; and

          (f) No Default. No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the consent and amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

     7. Commitment Reduction Fee. Borrowers hereby agree to pay Lender a commitment reduction fee of $140,000, which shall be fully earned as of the date hereof and due and payable as follows: (a) $50,000 of such fee shall be due and payable on the date hereof and (b) $90,000 of such fee shall be due and payable on the earlier to occur of (i) the termination of the Loan Agreement and (ii) December 31, 2001.

     8. Application of Proceeds. All proceeds of the Sale, other than the Bank One Payment, shall be promptly delivered directly to Lender by wire transfer of immediately available funds to be applied against the Obligations. Proceeds of the Sale shall be applied to the Obligations in such order and manner as Lender shall determine; provided, that no such proceeds will be applied to any Loans predicated on the value of the Collateral Letters of Credit until and unless all other Obligations have been paid in full. Each Company agrees that the breach of the covenant set forth in this Section 7 shall constitute an Event of Default.

     9. Miscellaneous.

          (a) Warranties and Absence of Defaults. In order to induce Lender to enter into this Amendment, each Company hereby warrants to Lender, as of the date hereof, that:

               (i) The warranties of each Company contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

               (ii) All information, reports and other papers and data heretofore furnished to Lender by each Company in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Each Company has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Company or the ability of such Company to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of each Company contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

               (iii) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

          (b) Expenses. Each Company agrees to jointly and severally pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, each Company agrees to jointly and severally pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 8 (b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

          (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          (e) Reference to Loan Agreement. On and after the effectiveness of the consent and amendments to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

          (f) Successors. This Amendment shall be binding upon each Company, Lender and their respective successors and assigns, and shall inure to the benefit of each Company, Lender and their respective successors and assigns.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.



                               STARCRAFT AUTOMOTIVE GROUP, INC.,
                               an Indiana corporation

                               By: /s/ Michael H. Schoeffler
                                  ----------------------------------------------
                                  Michael H. Schoeffler, President

                               NATIONAL MOBILITY CORPORATION,
                               an Indiana corporation

                               By: /s/ Michael H. Schoeffler
                                  ----------------------------------------------
                                  Michael H. Schoeffler, President

                               IMPERIAL AUTOMOTIVE GROUP, INC.,
                               an Indiana corporation

                               By: /s/ Michael H. Schoeffler
                                  ----------------------------------------------
                                  Michael H. Schoeffler, President

                               STARCRAFT CORPORATION,
                               an Indiana corporation

                               By: /s/ Michael H. Schoeffler
                                  ----------------------------------------------
                                  Michael H. Schoeffler, President

                               FOOTHILL CAPITAL CORPORATION,
                               a California corporation

                               By: /s/ Michael P. McGinn
                                  ----------------------------------------------
                               Title  Vice President